Exhibit 5.1

STEVENS & LEE

LAWYERS & CONSULTANTS

111 N. Sixth Street

Reading, PA 19601

(610) 478-2000 Fax (610) 376-5610

www.stevenslee.com

November 13, 2017

Univest Corporation of Pennsylvania

14 North Main Street

Souderton, PA 18964

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Univest Corporation of Pennsylvania (the “Company”) in connection with the registration by the Company of securities (the “Securities”), consisting of any of the following: (i) debt securities of the Company, whether senior or subordinated (collectively, “Debt Securities”); (ii) shares of common stock, $5.00 par value, of the Company (“Common Stock”); (iii) shares of preferred stock, $5.00 par value, of the Company (“Preferred Stock”); (iv) warrants to purchase Common Stock, Preferred Stock, and/ or Debt Securities (“Warrants”); (v) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”); and (vi) subscription rights to purchase Common Stock or other Securities (“Subscription Rights”). The Securities may be issued or sold or delivered from time to time pursuant to Rule 415 under the Securities Act.

The Securities are being registered under a Registration Statement on Form S-3 (the “Registration Statement”) filed on November 13, 2017, with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion letter is Exhibit 5.1 to the Registration Statement.

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

The Debt Securities will be issued under an indenture (the “Indenture”), between the Company and a bank or trust company selected by the Company (the “Trustee”). The Warrants will be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Company and a warrant agent to be named therein. The Depositary Shares will be issued pursuant to a deposit agreement (a “Deposit Agreement”) between the Company and a depositary to be named therein (the “Depositary”). The Subscription Rights will be issued pursuant to a subscription agent agreement (a “Subscription Agent Agreement”) between the Company and a subscriber to be named therein.

Philadelphia    ●    Reading    ●    Valley Forge    ●    Lehigh Valley    ●    Harrisburg    ●    Lancaster    ●    Scranton

Wilkes-Barre    ●    Princeton    ●     Charleston    ●    New York    ●    Wilmington

A PROFESSIONAL CORPORATION

STEVENS & LEE

LAWYERS & CONSULTANTS

Univest Corporation of Pennsylvania

November 13, 2017

In providing the opinions set forth below, we have examined and relied on originals or copies of:

1. the articles of incorporation of the Company, as amended to date, as certified by the Corporate Secretary of the Company;

2. the bylaws of the Company, as amended to date, as certified by the Corporate Secretary of the Company;

3. a corporate subsistence certificate issued by the Secretary of State of the Commonwealth of Pennsylvania;

4. resolutions adopted by the board of directors at a duly called and convened meeting of the board of directors of the Company, certified as true, correct, complete and currently in effect on the date hereof by the Secretary of the Company; and

5. the forms of senior indenture and subordinated indenture to be entered into by the Company in connection with the issuance of Debt Securities and filed as exhibits to the Registration Statement.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that:

(1)	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the board of directors, for the consideration approved by the board of directors, such shares of Common Stock will be validly issued, fully-paid and nonassessable.

(2)

Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the board of directors of the Company and the proper filing with the Department of State of the Commonwealth of Pennsylvania of an amendment to the Company’s articles of incorporation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of shares of such series of Preferred Stock proposed

STEVENS & LEE

LAWYERS & CONSULTANTS

Univest Corporation of Pennsylvania

November 13, 2017

to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)	When any indenture between the Company and a trustee and any supplemental indenture thereto to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by a trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(4)	When (i) the terms, execution and delivery of the Warrants and any related Warrant Agreement, and the terms of the offering, issuance and sale of the Warrants, have been duly authorized by all necessary corporate action of the Company, (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)

When (i) the terms, execution and delivery of the Deposit Agreement relating to the Depositary Shares, and the terms of the offering, issuance and sale of the Depositary Shares, have been duly authorized by all necessary corporate action of the Company, (ii) the Deposit Agreement and the depositary receipts evidencing the

STEVENS & LEE

LAWYERS & CONSULTANTS

Univest Corporation of Pennsylvania

November 13, 2017

Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and the Depositary, (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable and have been deposited with the Depositary under the applicable Deposit Agreement, and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, the Depositary Shares will entitle their holders to the rights specified in the Deposit Agreement and the Depositary Receipts, and the Depositary Receipts will be validly issued and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6)

When (i) the terms, execution and delivery of the Subscription Agent Agreement relating to the Subscription Rights, and the terms of the offering, issuance and sale of the Subscription Rights, have been duly authorized by all necessary corporate action of the Company, (ii) the Subscription Agent Agreement and subscription rights certificates or other instruments evidencing the Subscription Rights (the “Subscription Rights Certificates”) have been duly authorized, executed and delivered by the parties thereto, (iii) the terms of the Subscription Rights and the Subscription Rights Certificates have been established in accordance with the applicable Subscription Agent Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Subscription Rights Certificates have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any Subscription Agent Agreement and underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, assuming that the terms of such Subscription Rights

STEVENS & LEE

LAWYERS & CONSULTANTS

Univest Corporation of Pennsylvania

November 13, 2017

are in compliance with then-applicable law, the Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

(a) Our opinions herein reflect only the application of applicable laws of the Commonwealth of Pennsylvania and, with respect to the opinions expressed in opinion paragraph (3) above, the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In delivering this opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) The opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

(c) The opinions set forth above are subject to and may be limited by (i) any requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (ii) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in foreign currency or composite currency. We express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction, waiver of jury trial or waiver of any usury defense, or any provision that is in the nature of an “agreement to agree.”

STEVENS & LEE

LAWYERS & CONSULTANTS

Univest Corporation of Pennsylvania

November 13, 2017

(d) We have assumed that, at or prior to the time of the delivery of any such Security, (i) the board of directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded.

(e) We have also assumed that (i) each other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants, under the Deposit Agreement for any Depositary Shares, and under the Subscription Agent Agreement for any Subscription Rights is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) such other party is duly qualified to engage in the activities contemplated by the applicable agreement or instrument; (iii) the applicable agreement or instrument has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; (iv) such other party is in compliance with all applicable laws and regulations generally and with respect to performance of its obligations under such agreement or instrument; (v) such other party has the requisite organizational and legal power and authority to perform its obligations under such agreement or instrument, (vi) the Indenture, the Debt Securities, the Warrant Agreement, the Deposit Agreement, and the Subscription Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security.

(f) We have assumed that the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (i) require no action by or in respect of, or filing with, any governmental body, agency or official, except as set forth in opinion paragraph (2) above and (ii) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

(g) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

(h) In our review, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies, and (v) the proper filing or recording of all notices, certificates, and documents where such filing and recording is necessary.

STEVENS & LEE

LAWYERS & CONSULTANTS

Univest Corporation of Pennsylvania

November 13, 2017

(i) As to any facts material to the opinions provided herein that we did not independently establish or verify, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company, all of which we assume to be true, correct and complete. We have also assumed that all records and other information made available to us by the Company, and upon which we relied, are complete in all respects.

(j) The opinions set forth herein are limited to the matters expressly set forth herein and no opinion may be inferred or implied beyond the matters expressly stated herein, and such opinions must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth above.

We hereby consent to be named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
STEVENS & LEE

/s/ STEVENS & LEE